UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009

INTERACTIVE DATA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-31555	13-3668779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Crosby Drive, Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 687-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURE

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2009, the Compensation Subcommittee (the “Subcommittee”) of the Compensation Committee of the Board of Directors (the “Compensation Committee”), acting in accordance with the recommendation of the Compensation Committee, approved a change to the compensation of Raymond L. D’Arcy, Interactive Data Corporation’s (the “Company”) chief executive officer. The Subcommittee approved an increase in Mr. D’Arcy’s annual base salary effective January 1, 2010, from $500,000 , which was previously approved by the Subcommittee, to $575,000 (“Base Salary”).

The Subcommittee, acting in accordance with the recommendation of the Compensation Committee, also approved an increase in Mr. D’Arcy’s on-target bonus potential from 90% of his Base Salary under the 2009 Executive Bonus Plan to 100% of his Base Salary under the 2010 Executive Bonus Plan. The Subcommittee will, consistent with its past practice, establish the performance measures, as well as Mr. D’Arcy’s maximum bonus potential and stretch bonus potential, under the 2010 Executive Bonus Plan in the first quarter of 2010. At that time, the Subcommittee will adopt the 2010 Executive Bonus Plan for the other members of the Company’s Senior Management Group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE DATA CORPORATION

Date: December 21, 2009	By:	/s/ Christine A. Sampson
	Name:	Christine A. Sampson
	Title:	Chief Accounting Officer and Interim Chief Financial Officer